Exhibit 10.45

AMENDMENT TO THE

WEBLOYALTY HOLDINGS, INC.

2005 EQUITY AWARD PLAN

THIS AMENDMENT (“Amendment”) to the Webloyalty Holdings, Inc. 2005 Equity Award Plan is made as of April 1, 2014.

WHEREAS, Affinion Group Holdings, Inc., a Delaware corporation (“Holdings”), currently maintains the Webloyalty Holdings, Inc. 2005 Equity Award Plan (the “Plan”);

WHEREAS, pursuant to Section 16 of the Plan, the Board of Directors of Holdings (the “Board”) may amend the Plan or any portion thereof at any time; and

WHEREAS, capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Plan.

NOW, THEREFORE, BE IT:

RESOLVED, that, Section 7(c) of the Plan is hereby deleted in its entirety and replaced with the following:

“Vesting, Option Period and Expiration.  Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period as may be determined by the Committee (the “Option Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability.  If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.”

RESOLVED, that this Amendment shall, as of and from the execution date set forth above, be read and construed with the Plan and be treated as a part thereof.  The terms of the Plan except as amended by this Amendment are ratified and confirmed and the Plan as amended by this Amendment shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been executed as of the date first set forth above.

AFFINION GROUP HOLDINGS, INC.

By:	/s/ Todd Siegel
Name:	Todd Siegel
Title:	CEO